Exhibit 99.1

NEWS RELEASE

CONTACTS
MEDIA:	INVESTORS:
Sophia Hong	Rick Muscha
Lattice Semiconductor Corporation	Lattice Semiconductor Corporation
503-268-8786	408-826-6000
Sophia.Hong@latticesemi.com	Rick.Muscha@latticesemi.com

LATTICE SEMICONDUCTOR REPORTS

Fourth QUARTER AND FULL YEAR 2021 RESULTS

•	Revenue increases 26.3% for the full year 2021 compared to the full year 2020; Q4 2021 revenue increases 32.3% compared to Q4 2020 and 7.5% compared to Q3 2021
•	Gross Margin Expands to 64.2% / 65.1% for Q4 2021 on a GAAP / Non-GAAP Basis, from 60.5% / 61.6%, respectively, for Q4 2020
•	Net Income Improves to $0.20 / $0.32 Per Diluted Share for Q4 2021 on a GAAP / Non-GAAP Basis, Compared to $0.11 / $0.19, respectively, for Q4 2020

* GAAP represents U.S. Generally Accepted Accounting Principles. Non-GAAP represents GAAP excluding the impact of certain activities which the Company's management excludes in analyzing the Company's operating results and in understanding trends in the Company's earnings. Additional information relating to these measures is included below in “Non-GAAP Financial Measures.” For a reconciliation of GAAP to non-GAAP results, see accompanying tables "Reconciliation of U.S. GAAP to Non-GAAP Financial Measures."

HILLSBORO, Ore. - Feb. 15, 2022 - Lattice Semiconductor Corporation (NASDAQ: LSCC), the low power programmable leader, announced financial results today for the fiscal fourth quarter and full year ended January 1, 2022.

Jim Anderson, president and CEO, said, "We grew annual revenue 26% in 2021 and we grew fourth quarter revenue 32% year-over-year. We’re excited to have entered a new growth phase for the Company in 2021 driven by our leadership product portfolio, and growth in our key end market segments. And we're excited about the year ahead as we continue to execute to our long-term strategy and build momentum across our customer base."

Sherri Luther, CFO, said, "In Q4 2021, we achieved record operating profit of 21.0% on a GAAP basis and 32.9% on a non-GAAP basis, while driving gross margin expansion of 370 basis points on a GAAP basis and 350 basis points on a non-GAAP basis compared to Q4 2020. For the full year, we generated 83% higher cash flow from operations than in the prior year and we repurchased $70 million of the Company's shares. We are pleased with our strong revenue growth and profit expansion, as we remain focused on executing to our financial model."

Selected Fourth Quarter and Full Year 2021 Financial Results and Comparisons (in thousands, except per share data)

	GAAP Financial Results (unaudited)
	Q4 2021	Q3 2021	Q4 2020	Q/Q	Y/Y	FY 2021	FY 2020	FY/FY
Revenue	$ 141,795	$ 131,911	$ 107,173	7.5%	32.3%	$ 515,327	$ 408,120	26.3%
Gross Margin %	64.2%	62.8%	60.5%	140 bps	370 bps	62.4%	60.1%	230 bps
R&D Expense %	21.3%	21.8%	21.1%	(50) bps	20 bps	21.4%	21.9%	(50) bps
SG&A Expense %	20.2%	19.9%	22.9%	30 bps	(270) bps	20.5%	23.4%	(290) bps
Operating Expense	$ 61,244	$ 55,810	$ 47,529	9.7%	28.9%	$ 220,859	$ 192,940	14.5%
Operating Income	$ 29,836	$ 27,015	$ 17,332	10.4%	72.1%	$ 100,816	$ 52,366	92.5%
Net Income	$ 28,532	$ 26,739	$ 15,989	6.7%	78.4%	$ 95,922	$ 47,392	102.4%
Net Income per Share - Basic	$ 0.21	$ 0.20	$ 0.12	$ 0.01	$ 0.09	$ 0.70	$ 0.35	$ 0.35
Net Income per Share - Diluted	$ 0.20	$ 0.19	$ 0.11	$ 0.01	$ 0.09	$ 0.67	$ 0.34	$ 0.33

	Non-GAAP* Financial Results (unaudited)
	Q4 2021	Q3 2021	Q4 2020	Q/Q	Y/Y	FY 2021	FY 2020	FY/FY
Revenue	$ 141,795	$ 131,911	$ 107,173	7.5%	32.3%	$ 515,327	$ 408,120	26.3%
Gross Margin %	65.1%	63.6%	61.6%	150 bps	350 bps	63.2%	61.0%	220 bps
R&D Expense %	18.0%	18.8%	18.5%	(80) bps	(50) bps	18.4%	19.2%	(80) bps
SG&A Expense %	13.9%	14.8%	16.5%	(90) bps	(260) bps	14.6%	16.6%	(200) bps
Operating Expense	$ 45,752	$ 43,802	$ 37,475	4.5%	22.1%	$ 170,022	$ 146,230	16.3%
Operating Income	$ 46,609	$ 40,079	$ 28,490	16.3%	63.6%	$ 155,758	$ 102,894	51.4%
Net Income	$ 45,345	$ 39,620	$ 27,540	14.4%	64.7%	$ 150,864	$ 97,920	54.1%
Net Income per Share - Basic	$ 0.33	$ 0.29	$ 0.20	$ 0.04	$ 0.13	$ 1.10	$ 0.72	$ 0.38
Net Income per Share - Diluted	$ 0.32	$ 0.28	$ 0.19	$ 0.04	$ 0.13	$ 1.06	$ 0.69	$ 0.37

Fourth Quarter 2021 Highlights:

•	Revenue Growth: Fourth consecutive quarter of double-digit growth year-over-year, with revenue increasing 32.3% in Q4 2021 compared to Q4 2020 and 7.5% compared to Q3 2021.
•	Profit Expansion: Gross margin expanded 370 basis points on a GAAP basis and 350 basis points on a non-GAAP basis compared to Q4 2020, with net income increasing 78% on a GAAP basis and 65% on a non-GAAP basis compared to Q4 2020.
•	Lattice Acquires Mirametrix: The all cash acquisition of Mirametrix, an immediately accretive transaction, combines its expertise with Lattice’s innovative hardware and software solution stacks to create an end-to-end AI and computer vision solution that spans from the hardware to the application layer.
•	New Lattice sensAI™ Solution Stack: The award-winning Lattice sensAI™ solution stack running on low power Lattice Nexus™ FPGAs added new capabilities to accelerate next-generation devices with expanded AI/ML-enabled features.
•	Lenovo Selects Lattice FPGAs for Next-Generation Edge/AI: The new Lenovo ThinkPad X1 portfolio uses an integrated hardware and software solution from Lattice to deliver advanced user experiences including immersive engagement, privacy, and collaboration without sacrificing performance or battery life. Lattice's solution integrates Lattice Nexus FPGAs and our software portfolio.
•	Lattice Receives Multiple Industry Awards: For the second year in a row, Lattice received the Global Semiconductor Alliance (GSA) Most Respected Public Semiconductor Award. Additionally, Lattice was named a CES® 2022 Innovation Awards Honoree. Finally, Lattice won its second sustainability award, the 2021 SEAL Sustainability Award.

Business Outlook - First Quarter of 2022:

•	Revenue for the first quarter of 2022 is expected to be between $141 million and $151 million.
•	Gross margin percentage for the first quarter of 2022 is expected to be 66% plus or minus 1% on a non-GAAP basis.
•	Total operating expenses for the first quarter of 2022 are expected to be between $46 million and $48 million on a non-GAAP basis.

Non-GAAP Financial Measures: In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release makes reference to non-GAAP financial measures. With respect to the outlook for the first quarter of 2022, certain items that affect GAAP measurement of financial measures are out of the Company’s control and/or cannot be reasonably predicted. Consequently, the Company is unable to provide a reasonable estimate of GAAP measurement for guidance or a corresponding reconciliation to GAAP for the quarter. Additional information regarding the reasons the Company uses non-GAAP measures, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these measures are included below, following the GAAP financial information.

Investor Conference Call / Webcast Details:

Lattice Semiconductor will review the Company's financial results for the fiscal fourth quarter and full year 2021, and business outlook on Tuesday, February 15 at 5:00 p.m. Eastern Time. The dial-in number for the live audio call is 1-888-684-5603 or 1-918-398-4852 with conference identification number 3164269. A live webcast of the conference call will also be available on the investor relations section of www.latticesemi.com. The Company's financial guidance will be limited to the comments on its public quarterly earnings call and the public business outlook statements contained in this press release.

Forward-Looking Statements Notice:

The foregoing paragraphs contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that involve estimates, assumptions, risks and uncertainties. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. Such forward-looking statements include, but are not limited to, statements relating to our belief that we are in a new growth phase for the Company; our ability to execute on our long-term strategy and financial model; and the statements under the heading “Business Outlook - First Quarter of 2022.” Other forward-looking statements may be indicated by words such as “will,” “could,” “should,” “would,” “may,” “expect,” “plan,” “project,” “anticipate,” “intend,” “forecast,” “future,” “believe,” “estimate,” “predict,” “propose,” “potential,” “continue” or the negative of these terms or other comparable terminology.

Estimates of future revenue are inherently uncertain due to such factors such as global economic conditions which may affect customer demand, pricing pressures, competitive actions, and international trade disputes and sanctions. In addition, the COVID-19 pandemic continues to impact the overall economy and, as a result of the foregoing, may negatively impact our operating results for future periods. Actual gross margin percentage and operating expenses could vary from the estimates on the basis of, among other things, changes in revenue levels, changes in product pricing and mix, changes in wafer, assembly, test and other costs, variations in manufacturing yields, the failure to sustain operational improvements, and the actual amount of compensation charges due to stock price changes. Actual results may differ materially from our expectations and are subject to risks and uncertainties that relate more broadly to our overall business, including those described in Item 1A in Lattice’s most recent Annual Report on Form 10-K and as may be supplemented from time-to-time in Lattice’s other filings with the Securities and Exchange Commission, all of which are expressly incorporated herein by reference. Further economic and market disruptions from COVID-19 may increase or change the severity of our other risks reported in Item 1A in Lattice’s most recent Annual Report on Form 10-K. Lattice believes these and other risks and uncertainties could cause actual results to differ materially from the forward-looking statements. New risk factors emerge from time to time and it is not possible for Lattice’s management to predict all risk factors. You should not unduly rely on forward-looking statements because actual results could differ materially from those expressed in any forward-looking statements. In addition, any forward-looking statement applies only as of the date on which it is made. The Company does not intend to update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures:

Included within this press release and the accompanying tables and notes are certain non-GAAP financial measures that supplement the Company's consolidated financial information prepared in accordance with U.S. GAAP. The non-GAAP measures presented exclude charges and adjustments primarily related to stock-based compensation and related tax effects, amortization of acquired intangible assets, restructuring plans and other charges, and the estimated tax effect of these items. These charges and adjustments are a result of periodic or non-core operating activities of the Company. The Company describes these non-GAAP financial measures and reconciles them to the most directly comparable GAAP measures in the tables and notes attached to this press release.

The Company's management believes that these non-GAAP financial measures provide an additional and useful way of viewing aspects of our performance that, when viewed in conjunction with our GAAP results, provide a more comprehensive understanding of the various factors and trends affecting our ongoing financial performance and operating results than GAAP measures alone. Management also uses these non-GAAP measures for strategic and business decision-making, internal budgeting, forecasting, and resource allocation processes and believes that investors should have access to similar data.

These non-GAAP measures are included solely for informational and comparative purposes and are not meant as a substitute for GAAP and should be considered together with the consolidated financial information located in the tables attached to this press release.

About Lattice Semiconductor Corporation:

Lattice Semiconductor (NASDAQ: LSCC) is the low power programmable leader. We solve customer problems across the network, from the Edge to the Cloud, in the growing communications, computing, industrial, automotive and consumer markets. Our technology, long-standing relationships, and commitment to world-class support let our customers quickly and easily unleash their innovation to create a smart, secure, and connected world.

For more information about Lattice, please visit www.latticesemi.com. You can also follow us via LinkedIn, Twitter, Facebook, YouTube, WeChat, Weibo or Youku.

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Lattice Semiconductor Corporation

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended			Year Ended
	January 1,	October 2,	January 2,	January 1,	January 2,
	2022	2021	2021	2022	2021
Revenue	$141,795	$131,911	$107,173	$515,327	$408,120
Cost of sales	50,715	49,086	42,312	193,652	162,814
Gross margin	91,080	82,825	64,861	321,675	245,306
Operating expenses:
Research and development	30,229	28,769	22,633	110,518	89,223
Selling, general, and administrative	28,646	26,272	24,534	105,617	95,331
Amortization of acquired intangible assets	804	603	603	2,613	4,449
Restructuring	394	166	(241)	940	3,937
Acquisition related charges	1,171	—	—	1,171	—
Total operating expenses	61,244	55,810	47,529	220,859	192,940
Income from operations	29,836	27,015	17,332	100,816	52,366
Interest expense	(657)	(661)	(788)	(2,738)	(3,702)
Other (expense) income, net	(68)	(87)	(125)	(452)	(208)
Income before income taxes	29,111	26,267	16,419	97,626	48,456
Income tax expense (benefit)	579	(472)	430	1,704	1,064
Net income	$28,532	$26,739	$15,989	$95,922	$47,392

Net income per share:
Basic	$0.21	$0.20	$0.12	$0.70	$0.35
Diluted	$0.20	$0.19	$0.11	$0.67	$0.34

Shares used in per share calculations:
Basic	137,048	136,638	136,104	136,619	135,220
Diluted	141,587	141,632	141,713	142,143	141,276

Lattice Semiconductor Corporation

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	January 1,	January 2,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$131,570	$182,332
Accounts receivable, net	79,859	64,581
Inventories, net	67,594	64,599
Other current assets	22,328	22,331
Total current assets	301,351	333,843

Property and equipment, net	38,094	39,666
Operating lease right-of-use assets	23,818	22,178
Intangible assets, net	29,782	6,321
Goodwill	315,358	267,514
Other long-term assets	18,091	10,545
	$726,494	$680,067

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$34,597	$27,530
Accrued expenses	26,444	21,411
Accrued payroll obligations	27,967	18,028
Current portion of long-term debt	17,173	12,762
Total current liabilities	106,181	79,731

Long-term debt, net of current portion	140,760	157,934
Long-term operating lease liabilities, net of current portion	19,248	18,906
Other long-term liabilities	48,672	39,069
Total liabilities	314,861	295,640

Stockholders' equity	411,633	384,427
	$726,494	$680,067

Lattice Semiconductor Corporation

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Year Ended
	January 1,	January 2,
	2022	2021
Cash flows from operating activities:
Net income	$95,922	$47,392
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Stock-based compensation expense	46,475	40,372
Depreciation and amortization	24,429	25,140
Other non-cash adjustments	6,348	6,104
Net changes in assets and liabilities	(5,452)	(27,321)
Net cash provided by (used in) operating activities	167,722	91,687
Cash flows from investing activities:
Cash paid for business acquisition, net of cash acquired	(68,099)	—
Capital expenditures	(9,835)	(12,121)
Other investing activities	(11,862)	(8,747)
Net cash provided by (used in) investing activities	(89,796)	(20,868)
Cash flows from financing activities:
Proceeds from long-term debt	—	50,000
Repayment of long-term debt	(13,125)	(26,250)
Repurchase of common stock	(70,124)	(14,989)
Net cash flows related to stock compensation exercises	(45,364)	(16,862)
Net cash provided by (used in) financing activities	(128,613)	(8,101)
Effect of exchange rate change on cash	(75)	1,533
Net increase (decrease) in cash and cash equivalents	(50,762)	64,251
Beginning cash and cash equivalents	182,332	118,081
Ending cash and cash equivalents	$131,570	$182,332

Supplemental disclosure of cash flow information and non-cash investing and financing activities:
Interest paid	$2,313	$3,700
Income taxes paid, net of refunds	$3,304	$1,868

Lattice Semiconductor Corporation

Supplemental Historical Financial Information

(unaudited)

	Three Months Ended			Year Ended
	January 1,	October 2,	January 2,	January 1,	January 2,
	2022	2021	2021	2022	2021
Balance Sheet Information
A/R Days Revenue Outstanding (DSO)	51	55	55
Inventory Days (DIO)	122	123	139

Revenue% (by Geography)
Asia	71%	75%	77%	74%	75%
Americas	19%	15%	15%	16%	15%
Europe (incl. Africa)	10%	10%	8%	10%	10%

Revenue% (by End Market)
Communications and Computing	43%	42%	43%	42%	43%
Industrial and Automotive	42%	45%	43%	44%	41%
Consumer	9%	10%	10%	10%	11%
Licensing and Services	6%	3%	4%	4%	5%

Revenue% (by Channel)
Distribution	86%	90%	88%	87%	83%
Direct	14%	10%	12%	13%	17%

Lattice Semiconductor Corporation

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

	Three Months Ended			Year Ended
	January 1,	October 2,	January 2,	January 1,	January 2,
	2022	2021	2021	2022	2021
Gross Margin Reconciliation
GAAP Gross margin	$91,080	$82,825	$64,861	$321,675	$245,306
Stock-based compensation - gross margin (1)	1,281	1,056	1,104	4,105	3,818
Non-GAAP Gross margin	$92,361	$83,881	$65,965	$325,780	$249,124

Gross Margin % Reconciliation
GAAP Gross margin %	64.2%	62.8%	60.5%	62.4%	60.1%
Cumulative effect of non-GAAP Gross Margin adjustments	0.9%	0.8%	1.1%	0.8%	0.9%
Non-GAAP Gross margin %	65.1%	63.6%	61.6%	63.2%	61.0%

Research and Development Expense % (R&D Expense %) Reconciliation
GAAP R&D Expense %	21.3%	21.8%	21.1%	21.4%	21.9%
Stock-based compensation - R&D (1)	(3.3)%	(3.0)%	(2.6)%	(3.0)%	(2.7)%
Non-GAAP R&D Expense %	18.0%	18.8%	18.5%	18.4%	19.2%

Selling, General, and Administrative Expense % (SG&A Expense %) Reconciliation
GAAP SG&A Expense %	20.2%	19.9%	22.9%	20.5%	23.4%
Stock-based compensation - SG&A (1)	(6.3)%	(5.1)%	(6.4)%	(5.9)%	(6.8)%
Non-GAAP SG&A Expense %	13.9%	14.8%	16.5%	14.6%	16.6%

Operating Expenses Reconciliation
GAAP Operating expenses	$61,244	$55,810	$47,529	$220,859	$192,940
Stock-based compensation - operations (1)	(13,658)	(10,704)	(9,692)	(46,113)	(38,324)
Amortization of acquired intangible assets	(804)	(603)	(603)	(2,613)	(4,449)
Restructuring and other charges (2)	(1,030)	(701)	241	(2,111)	(3,937)
Non-GAAP Operating expenses	$45,752	$43,802	$37,475	$170,022	$146,230

Income from Operations Reconciliation
GAAP Income from operations	$29,836	$27,015	$17,332	$100,816	$52,366
Stock-based compensation - gross margin (1)	1,281	1,056	1,104	4,105	3,818
Stock-based compensation - operations (1)	13,658	10,704	9,692	46,113	38,324
Amortization of acquired intangible assets	804	603	603	2,613	4,449
Restructuring and other charges (2)	1,030	701	(241)	2,111	3,937
Non-GAAP Income from operations	$46,609	$40,079	$28,490	$155,758	$102,894

Income from Operations % Reconciliation
GAAP Income from operations %	21.0%	20.5%	16.2%	19.6%	12.8%
Cumulative effect of non-GAAP Gross Margin and Operating adjustments	11.9%	9.9%	10.4%	10.6%	12.4%
Non-GAAP Income from operations %	32.9%	30.4%	26.6%	30.2%	25.2%

(1)	The non-GAAP adjustments for Stock-based compensation include related tax expenses.
(2)	Other charges includes Acquisition related charges in 2021 YTD of $1.2 million.

Lattice Semiconductor Corporation

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

	Three Months Ended			Year Ended
	January 1,	October 2,	January 2,	January 1,	January 2,
	2022	2021	2021	2022	2021
Income Tax Expense (Benefit) Reconciliation
GAAP Income tax expense (benefit)	$579	$(472)	$430	$1,704	$1,064
Estimated tax effect of non-GAAP adjustments (3)	(40)	183	(393)	—	—
Non-GAAP Income tax expense (benefit)	$539	$(289)	$37	$1,704	$1,064

Net Income Reconciliation
GAAP Net income	$28,532	$26,739	$15,989	$95,922	$47,392
Stock-based compensation - gross margin (1)	1,281	1,056	1,104	4,105	3,818
Stock-based compensation - operations (1)	13,658	10,704	9,692	46,113	38,324
Amortization of acquired intangible assets	804	603	603	2,613	4,449
Restructuring and other charges (2)	1,030	701	(241)	2,111	3,937
Estimated tax effect of non-GAAP adjustments (3)	40	(183)	393	—	—
Non-GAAP Net income	$45,345	$39,620	$27,540	$150,864	$97,920

Net Income Per Share Reconciliation
GAAP Net income per share - basic	$0.21	$0.20	$0.12	$0.70	$0.35
Cumulative effect of Non-GAAP adjustments	0.12	0.09	0.08	0.40	0.37
Non-GAAP Net income per share - basic	$0.33	$0.29	$0.20	$1.10	$0.72

GAAP Net income per share - diluted	$0.20	$0.19	$0.11	$0.67	$0.34
Cumulative effect of Non-GAAP adjustments	0.12	0.09	0.08	0.39	0.35
Non-GAAP Net income per share - diluted	$0.32	$0.28	$0.19	$1.06	$0.69

Shares used in per share calculations:
Basic	137,048	136,638	136,104	136,619	135,220
Diluted	141,587	141,632	141,713	142,143	141,276

(1)	The non-GAAP adjustments for Stock-based compensation include related tax expenses.
(2)	Other charges includes Acquisition related charges in 2021 YTD of $1.2 million.
(3)	We calculate non-GAAP tax expense by applying our tax provision model to year-to-date and projected income after adjusting for non-GAAP items. The difference between calculated values for GAAP and non-GAAP tax expense has been included as the “Estimated tax effect of non-GAAP adjustments.”